TYPE:  8-K
 SEQUENCE:  1


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                            Exchange Act of 1934



              Date of Report (Date of earliest event reported)

                               March 19, 1998

                           EXTEN INDUSTRIES, INC.
          (Exact name or registrant as specified in its charter)

        Delaware                0-16354         52-1412493
(State or other jurisdiction  (Commission    (I.R.S. Employer
of incorporation or           file number)   Identification No.)
organization)

9625 Black Mountain Road, Suite 218, San Diego, California 92126
       (Address of principal executive offices)        (Zip Code)

9625 Black Mountain Road, Suite 218, San Diego, California 92126
                  (Mailing Address)                    (Zip Code)

Registrant's telephone number, including area code: (619)578-9784

Item 5.  Other Events.

On March 10, 1998, Exten Industries, Inc. (Exten) announced that it had signed an agreement with Loyola University in Chicago. Jim Considine, MD MBA, President, Xenogenics Corporation, and John Brems, MD FACS, Chairman of the Xenogenics Scientific Advisory Board and Director, Transplantation, Loyola University, Chicago Stritch School of Medicine announced today that a research agreement has been signed between the two organizations. Loyola will shortly begin pre-clinical testing of the SybiolR bio artificial liver support technology under the direction of James Filkins, Ph.D., Professor Emeritus, Loyola University School of Medicine. Dr. Filkins is also a member of the Xenogenics Scientific Advisory Board.

The research agreement is expected to commence sometime in the second quarter of 1998. Consummation of the transaction is conditioned upon obtaining all necessary governmental and regulatory consents and other customary conditions. The board of directors of Exten and Loyola have approved the agreement. A copy of the March 10, 1998, press release is included herewith as an exhibit.

Item 7.  Financial Statements and Exhibits.

99.1 Press Release.


                         SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              EXTEN INDUSTRIES, INC.
                                  (Registrant)

                              By:  /s/  W. GERALD NEWMIN
                             -----------------------------
                           Chairman, Chief Executive Officer
                                     and President

                              Date:  March 23, 1998



 TYPE:  EX-99
 SEQUENCE:  2
 DESCRIPTION:  PRESS RELEASE


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                      FOR FURTHER INFORMATION:
-----------------------------------------------------------------
NEWS
FOR IMMEDIATE RELEASE:

March 10, 1998                CONTACTS:
                              At Xenogenics Corporation:
                              Dr. Jim Considine, President
                              (714)451-1500

                              At Exten Industries, Inc.
                              W. Gerald Newmin, President
                              Barbara Corbett, Marketing Mgr.
                              (619)578-9784
                              After hours:(619)455-7205, 423-3737

Xenogenics Corporation and Loyola University
Sign Research Agreement

San Diego, March 10, 1998

Jim Considine, MD MBA, President, Xenogenics Corporation, and John Brems, MD FACS, Chairman of the Xenogenics Scientific Advisory Board and Director, Transplantation, Loyola University, Chicago Stritch School of Medicine announced today that a research agreement has been signed between the two organizations. Loyola will shortly begin pre-clinical testing of the SybiolR bioartificial liver support technology under the direction of James Filkins, Ph.D., Professor Emeritus, Loyola University School of Medicine. Dr. Filkins is also a member of the Xenogenics Scientific Advisory Board.

The proprietary SybiolR synthetic bioartificial liver (patent pending) is intended to be used as an "artificial liver" to support transplant candidates when no organ donor is available. It would also be used for post transplant stabilization as well as treatment of toxicity secondary to both chronic liver disease and acute hepatotoxic agents. The device is intended to perform a function for the liver similar to that which renal dialysis performs for kidneys. A key difference is the proposed usage of porcine (piglet) hepatocytes (liver cells)to provide continuous, sustained removal of human blood toxins outside the liver.

Loyola has recently assembled a team of bioartificial liver researchers including Drs. Brems and Filkins, as well as David Van Thiel, MD, FACP, Professor, Internal Medicine, Loyola University Medical Center. Dr. Van Thiel was a key architect along with Dr. Thomas Starzl in the development of the liver transplant program at the University of Pittsburgh in the 1980s.

Dr. Considine commented, "The initiation of the research agreement with the liver team at Loyola constitutes an important milestone for Xenogenics Corporation and Exten Industries. We look forward to a long and successful relationship with the Loyola Research Group."

Xenogenics Corp. is a 100% owned subsidiary of Exten Industries, Inc. (OTC-BB:EXTI) located at 9625 Black Mountain Rd., Suite. 218, San Diego, CA 92126-4564. For further information call Jerry Newmin or Barbara Corbett: (619) 578-9784 or e-mail at extixeno@aol.com. Exten's web site is http://www.exten.com.

                                ************

The matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks are detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission including the Company's Annual Report, Quarterly Reports and other periodic filings. These forward-looking statements speak only as of the date hereof. The Company disclaims any intent or obligation to update these forward-looking statements.